                 UNITED STATES
           SECURITIES AND EXCHANGE COMMISSION
              WASHINGTON, DC 20549

                               SCHEDULE 14A
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               PROXY STATEMENT

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Old Republic International Corporation
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May 16, 2016

Dear Old Republic International Corporation Shareholders:

Subject: BOARD OF DIRECTORS’ RECOMMENDATION TO VOTE “AGAINST” THE CalPERS PROPOSAL SET FORTH IN PROXY ITEM #4

This year CalPERS is once again taking it upon itself to recommend that Old Republic change yet another feature of its overall system of corporate governance. This time CalPERS wants the Company to adopt a so-called “proxy access” feature as a part of its by-laws. CalPERS maintains that such a feature would foster director accountability and long-term value creation. In support of its recommendation, CalPERS specifically refers to an academic study published by the CFA Institute. This academic study has been criticized by commentators who suggest opposite views, particularly as it relates to the assertion that proxy access can raise overall U.S. market capitalization. Moreover, the Company does not believe that academic studies are necessarily linked to business realities on the one hand, nor are they necessarily based on irrefutable evidence supportive of their conclusions. Additionally, the Company’s decades-long experience in interacting with serious investors in its stock or fixed income securities has rarely, if ever, shown any interest by them in the details or substance of its corporate governance. This governance system has been in place over the decades of the Company’s existence as a publicly held institution. Instead, serious long and short-term investors have always been focused on basic, tradition-honed expectations for:

➢	A business’ ability to produce sustainable earnings over time;

➢	A business’ ability to grow the shareholders’ equity account over time;

➢	A business’ ability to deliver a reliably steady return of cash dividends over time;

➢	A business’ long-term strategy for achieving these three critically important returns in an ethical and legal manner.

Old Republic’s long-term record and success in meeting these basic expectations of serious investors is empirically self-evident. It is portrayed with absolute clarity in the two accompanying charts. The Company’s long-term performance for the benefit of serious investors in its stock is foundational to the Board of Directors’ conclusion that the entirety of the system of corporate governance is not broken and is not in need of theory-inspired change for the sake of change.

THE BOARD OF DIRECTORS THEREFORE BELIEVES THE CalPERS PROPOSAL IS NOT EMPIRICALLY PROVEN TO BE IN THE SHAREHOLDERS’ BEST INTERESTS.  ACCORDINGLY, THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT OLD REPUBLIC’S SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

Please see the two attached schedules that show Old Republic’s strong, index-beating performance over the decades. They provide clear evidence of its long-term benefits to serious investors. These investors have included the Directors, executives, and the vast majority of the Company’s employees who together currently own nearly 10% of Old Republic’s common stock.

Respectfully submitted on behalf of the Company’s Board of Directors.

/s/ A. C. Zucaro

Aldo C. Zucaro
Chairman of the Board and Chief Executive Officer

Attachments:
Old Republic International Corporation – Total Book Return Compared S&P 500 - 50 Year Table
Old Republic International Corporation – Total Market Return Compared S&P 500 – 50 Year Table

The tables that follow reflect the Company’s annual operating results over the past 50 years. To put them in perspective, the Company has included information on the stock market’s valuation. The first table compares Old Republic’s annual total book return with the total pretax annual return for the Standard & Poor’s 500 Index. (The Company calculates total book return by taking the annual post-tax change in shareholders’ equity per share, plus the pretax dividend yield on that account.) For this period, Old Republic’s total book return averaged 14.7%, versus 11.1% for the S&P 500 Index.

The second table compares the Company’s annual total market return on a per-share basis with the S&P 500’s performance. (This is calculated by taking the year-to-year percentage change in the closing price of Old Republic’s stock, plus the cash dividend as a percentage of the closing price per share at the beginning of each year.) During this time, Old Republic’s shares posted an annual average return of 16.7% versus 11.1% for the S&P 500.

Both charts reflect the Company’s poorer performance relative to the S&P 500 Index in the Great Recession years, as this recession seriously impacted the Company’s Run-Off financial indemnity business. This relatively poorer performance is expected to turn more positive as Old Republic’s recalibrated capital resources restore an earnings momentum driven by its General and Title insurance businesses. The Company has paid cash dividends without interruption for each of the 74 years since 1942, and the annual rate has been increased in each of the past 34 years through year end 2015.

OLD REPUBLIC INTERNATIONAL CORPORATON – Total Book Return Compared S&P 500
									Relative
	Old Republic International Corporation (a)							S&P 500 (b)	Results
	Ending	Cash		Percentage			Total	Total	ORI
	Book	Dividends		Change in	Dividend		Book	Annual	vs.
Year	Value	Paid (c)		Book Value	Yield		Return (d)	Return	S&P 500

1966	$0.16	$0.006		14.3%	4.3%		18.6%	-10.0%	28.6%
1967	0.25	0.007		56.3%	4.4%		60.7%	23.7%	37.0%
1968	0.28	0.007		15.2%	2.8%		18.0%	11.0%	7.0%
1969	0.31	0.011		9.4%	3.8%		13.2%	-8.4%	21.6%
1970	0.36	0.012		15.5%	4.0%		19.5%	4.0%	15.5%

1971	0.47	0.014		31.3%	3.9%		35.2%	14.3%	20.9%
1972	0.48	0.016		2.3%	3.4%		5.7%	19.0%	-13.3%
1973	0.47	0.019		-2.2%	3.9%		1.7%	-14.7%	16.4%
1974	0.38	0.020		-19.3%	4.2%		-15.1%	-26.5%	11.4%
1975	0.29	0.020		-23.9%	5.3%		-18.6%	37.2%	-55.8%

1976	0.56	0.011		94.4%	3.9%		98.3%	23.8%	74.5%
1977	0.79	0.022		41.9%	3.9%		45.8%	-7.2%	53.0%
1978	0.98	0.033		22.8%	4.2%		27.0%	6.6%	20.4%
1979	1.08	0.052		10.9%	5.3%		16.2%	18.4%	-2.2%
1980	1.22	0.054		12.8%	5.0%		17.8%	32.5%	-14.7%

1981	1.39	0.054		14.0%	4.4%		18.4%	-4.9%	23.3%
1982	1.65	0.056		18.4%	4.0%		22.4%	21.6%	0.8%
1983	1.89	0.058		14.6%	3.6%		18.2%	22.6%	-4.4%
1984	2.21	0.059		16.9%	3.3%		20.2%	6.3%	13.9%
1985	2.30	0.062		4.3%	2.9%		7.2%	31.7%	-24.5%

1986	2.53	0.065		9.7%	2.7%		12.6%	18.7%	-6.1%
1987	2.95	0.068		16.7%	2.7%		19.4%	5.3%	14.1%
1988	3.15	0.071		6.9%	2.3%		9.2%	16.6%	-7.4%
1989	3.54	0.076		12.4%	2.4%		14.8%	31.7%	-16.9%
1990	3.92	0.081		10.7%	2.2%		13.1%	-3.1%	16.2%

1991	4.46	0.086		13.7%	2.2%		15.9%	30.5%	-14.6%
1992	5.07	0.093		13.8%	2.1%		15.9%	7.6%	8.3%
1993	5.75	0.102		13.4%	1.9%		15.3%	10.1%	5.2%
1994	6.11	0.111		6.3%	2.0%		8.3%	1.3%	7.0%
1995	7.24	0.121		18.5%	2.0%		20.5%	37.6%	-17.1%

1996	7.77	0.148		7.3%	2.0%		9.3%	23.0%	-13.7%
1997	8.31	0.178		7.0%	2.3%		9.3%	33.4%	-24.1%
1998	9.21	0.206		10.8%	2.5%		13.3%	28.6%	-15.3%
1999	9.59	0.261		4.2%	2.8%		7.0%	21.0%	-14.0%
2000	11.00	0.293		14.6%	3.1%		17.7%	-9.1%	26.8%

2001	12.48	0.315		13.5%	2.9%		16.4%	-11.9%	28.3%
2002	13.96	0.336		11.8%	2.7%		14.5%	-22.1%	36.6%
2003	15.65	0.890	(c)	12.1%	6.4%	(c)	18.6%	28.7%	-10.1%
2004	16.94	0.402		8.2%	2.6%		10.8%	10.9%	-0.1%
2005	17.53	1.312	(c)	3.5%	7.7%	(c)	11.2%	4.9%	6.3%

2006	18.91	0.590		7.9%	3.4%		11.3%	15.8%	-4.5%
2007	19.71	0.630		4.2%	3.3%		7.5%	5.5%	2.0%
2008	15.91	0.670		-19.3%	3.4%		-15.9%	-37.0%	21.1%
2009	16.49	0.680		3.6%	4.3%		7.9%	26.5%	-18.6%
2010	16.16	0.690		-2.0%	4.2%		2.2%	15.1%	-12.9%

2011	14.76	0.700		-8.7%	4.3%		-4.4%	2.1%	-6.5%
2012	14.03	0.710		-4.9%	4.8%		-0.1%	16.0%	-16.1%
2013	14.64	0.720		4.3%	5.1%		9.4%	32.4%	-23.0%
2014	15.15	0.730		3.5%	5.0%		8.5%	13.7%	-5.2%
2015	$15.02	$0.740		-0.9%	4.9%		4.0%	1.4%	2.6%

Annual Average – 1966 to 2015 (50 years)				11.1%	3.6%		14.7%	11.1%	3.6%

(a) Old Republic’s per share statistics have been retroactively restated for stock dividends and splits. The data applicable to the Company are reported on a post-tax basis relative to book value, and on a pre-tax basis with respect to the dividend yield. 1967 and prior years’ information is based on the statutory results of Old Republic Life Insurance Company, predecessor to Old Republic International Corporation. (b) Data for the Standard & Poor’s 500 Index (“S&P 500“) are calculated on a pre-tax basis. (c) In December, 2003 and 2005, special year-end cash dividends of $.534 and $.800 per common share were declared and paid. (d) Total book return represents the sum of each year’s dividend yield as a percentage of beginning book value per share, plus the percentage change in each year’s book value per share.

OLD REPUBLIC INTERNATIONAL CORPORATON – Total Market Return Compared S&P 500
									Relative
	Old Republic International Corporation (a)							S&P 500 (b)	Results
	Ending	Cash		Percentage			Total	Total	ORI
	Market	Dividends		Change in	Dividend		Market	Annual	vs.
Year	Value	Paid (c)		Market Value	Yield		Return (d)	Return	S&P 500

1966	$0.38	$0.006		-28.3%	1.1%		-27.2%	-10.0%	-17.2%
1967	0.34	0.007		-10.5%	1.8%		-8.7%	23.7%	-32.4%
1968	0.47	0.007		39.7%	2.1%		41.8%	11.0%	30.8%
1969	0.34	0.011		-28.4%	2.3%		-26.1%	-8.4%	-17.7%
1970	0.53	0.012		57.1%	3.7%		60.8%	4.0%	56.8%

1971	0.84	0.014		59.6%	2.6%		62.2%	14.3%	47.9%
1972	1.24	0.016		47.5%	1.9%		49.4%	19.0%	30.4%
1973	0.45	0.019		-63.5%	1.5%		-62.0%	-14.7%	-47.3%
1974	0.41	0.020		-10.6%	4.4%		-6.2%	-26.5%	20.3%
1975	0.44	0.020		7.9%	5.0%		12.9%	37.2%	-24.3%

1976	0.62	0.011		42.7%	2.6%		45.3%	23.8%	21.5%
1977	0.79	0.022		27.4%	3.5%		30.9%	-7.2%	38.1%
1978	0.98	0.033		22.8%	4.2%		27.0%	6.6%	20.4%
1979	1.11	0.052		14.2%	5.3%		19.5%	18.4%	1.1%
1980	0.89	0.054		-20.4%	4.8%		-15.6%	32.5%	-48.1%

1981	1.14	0.054		28.8%	6.1%		34.9%	-4.9%	39.8%
1982	1.46	0.056		27.8%	4.9%		32.7%	21.6%	11.1%
1983	2.35	0.058		61.4%	4.0%		65.4%	22.6%	42.8%
1984	2.03	0.059		-13.7%	2.5%		-11.2%	6.3%	-17.5%
1985	3.01	0.062		48.4%	3.0%		51.4%	31.7%	19.7%

1986	2.32	0.065		-23.2%	2.2%		-21.0%	18.7%	-39.7%
1987	1.86	0.068		-19.6%	2.9%		-16.7%	5.3%	-22.0%
1988	2.35	0.071		26.0%	3.8%		29.8%	16.6%	13.2%
1989	2.61	0.076		11.0%	3.2%		14.2%	31.7%	-17.5%
1990	2.46	0.081		-5.3%	3.1%		-2.2%	-3.1%	0.9%

1991	4.21	0.086		70.7%	3.5%		74.2%	30.5%	43.7%
1992	5.90	0.093		40.2%	2.2%		42.4%	7.6%	34.8%
1993	5.37	0.102		-9.0%	1.7%		-7.3%	10.1%	-17.4%
1994	5.04	0.111		-6.1%	2.1%		-4.0%	1.3%	-5.3%
1995	8.42	0.121		67.1%	2.4%		69.5%	37.6%	31.9%

1996	9.51	0.148		13.0%	1.8%		14.8%	23.0%	-8.2%
1997	13.22	0.178		39.0%	1.9%		40.9%	33.4%	7.5%
1998	12.00	0.206		-9.2%	1.6%		-7.6%	28.6%	-36.2%
1999	7.27	0.261		-39.4%	2.2%		-37.2%	21.0%	-58.2%
2000	17.06	0.293		134.8%	4.0%		138.8%	-9.1%	147.9%

2001	14.93	0.315		-12.5%	1.8%		-10.7%	-11.9%	1.2%
2002	14.93	0.336		--%	2.2%		2.2%	-22.1%	24.3%
2003	20.29	0.890	(c)	35.9%	5.9%	(c)	41.8%	28.7%	13.1%
2004	20.24	0.402		-0.2%	2.0%		1.8%	10.9%	-9.1%
2005	21.01	1.312	(c)	3.8%	6.5%	(c)	10.3%	4.9%	5.4%

2006	23.28	0.590		10.8%	2.8%		13.6%	15.8%	-2.2%
2007	15.41	0.630		-33.8%	2.7%		-31.1%	5.5%	-36.6%
2008	11.92	0.670		-22.6%	4.3%		-18.3%	-37.0%	18.7%
2009	10.04	0.680		-15.8%	5.7%		-10.1%	26.5%	-36.6%
2010	13.63	0.690		-35.8%	6.9%		42.7%	15.1%	27.6%

2011	9.27	0.700		-32.0%	5.1%		-26.9%	2.1%	-29.0%
2012	10.65	0.710		14.9%	7.7%		22.6%	16.0%	6.6%
2013	17.27	0.720		62.2%	6.8%		69.0%	32.4%	36.6%
2014	14.63	0.730		-15.3%	4.2%		-11.1%	13.7%	-24.8%
2015	$18.63	$0.740		27.3%	5.1%		32.4%	1.4%	31.0%

Annual Average – 1966 to 2015 (50 years)				13.2%	3.5%		16.7%	11.1%	5.6%

(a) Old Republic’s per share statistics have been retroactively restated for stock dividends and splits. 1967 and prior years’ information is based on the statutory results of Old Republic Life Insurance Company, predecessor to Old Republic International Corporation. (b) Data for both the Company and  the Standard & Poor’s 500 Index (“S&P 500“) are calculated on a pre-tax basis. (c) In December, 2003 and 2005, special year-end cash dividends of $.534 and $.800 per common share were declared and paid. (d) Total market return has been calculated as the sum of the year-to-year increase or decrease in the closing price and the dividend yield for each year as a percentage of the closing price at the end of the preceding year. The total return shown would be higher if an interest factor were also applied to the reinvestment of cash dividends.